Exhibit 10.5

ADMINISTRATION AGREEMENT

This Administration Agreement (“Agreement”), dated and effective as of [_____], 2026 (“Effective Date”), is by and between State Street Bank and Trust Company, a Massachusetts trust company (“SSBT” or “Administrator”), and KraneShares Crypto Trust, a Delaware statutory trust (the “Trust”), on behalf of each series of the Trust listed in Schedule A hereto (each, a “Fund”).

WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Appointment of Administrator

The Trust hereby appoints the Administrator to act as administrator to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

The Trust currently consists of the Fund(s) and their respective classes of shares, if any, as listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional Fund(s) with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Fund, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by the Trust and the Administrator at the time of the addition of such Fund. Each such writing shall be considered an amendment to, and become part of, this Agreement.

2.	Delivery of Documents

The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

a.	The Trust’s Declaration of Trust and By-laws, if any (“Governing Documents”);

b.	The Trust’s registration statement on Form S-1 under the Securities Act of 1933, as amended (“1933 Act”) (“Registration Statement”), as in effect at the time that the services described herein are provided, relating to the Fund(s) and all amendments and supplements thereto as in effect from time to time;

c.	Copies of the resolutions authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses; and

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d.	Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.	Representations and Warranties of the Administrator

The Administrator represents and warrants to the Trust that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;

c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Administrator’s ability to perform its duties and obligations under this Agreement;

e.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it;

f.	It will maintain a business continuity contingency plan and a disaster recovery plan and will take commercially reasonable measures to maintain and periodically test such plans, and in the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, the Administrator (i) shall take all reasonable steps to minimize service interruptions for any period that such interruption continues; and (ii) will make every reasonable effort to promptly restore any lost or damaged data and correct any errors resulting from such a breakdown;

g.	It has and will continue to have access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

h	It is in material compliance with all laws applicable to its business, the violation of which would adversely affect the Administrator’s performance of its obligations under this Agreement.

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4.	Representations and Warranties of the Trust

The Trust represents and warrants to the Administrator that:

a.	It is a statutory trust, duly organized, existing and in good standing under the laws of its state of formation;

b.	It has the requisite power and authority under applicable laws and by its Declaration of Trust and By-laws, if any, to enter into and perform this Agreement;

c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	It is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

e.	The Registration Statement has been filed and, once effective, will remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement and apart from any filings to be made by the Administrator pursuant to the terms of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made or will be made when required by applicable law;

f.	No legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement;

g.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

h.	As of the close of business on the effective date of this Agreement, the Trust is authorized to issue shares of beneficial interest;

i.	[Reserved]

j.	A Fund will not hold any Digital Assets other than those specifically listed, if any, on Schedule B hereto. The term “Digital Assets” means an asset that is issued and/or transferred using distributed ledger or blockchain technology (“distributed ledger technology”), including, but not limited to, so-called “virtual currencies”, “coins” and “tokens” and with respect to which the Administrator has agreed to provide services hereunder.

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5.	Administration Services

The Administrator shall provide the services as listed on Schedule B, subject to the authorization and direction of the Trust and, in each case where appropriate, the review and comment by the Trust’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator.

The Administrator shall perform such other services for the Trust that are mutually agreed to by the parties from time to time, for which the Trust will pay such fees as may be mutually agreed upon including the Administrator’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement. “Authorized Participants” means those entities that have entered into an Authorized Participant Agreement with the Trust, the Sponsor and SSBT in its capacity as transfer agent pursuant to a separate transfer agency and service agreement. “Creation Units” shall have the meaning given in the Trust’s Registration Statement with respect to the applicable Fund. The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator will provide services with respect to Digital Assets to the extent that (i) a Fund acquires or disposes of that asset on a digital asset exchange to which the Administrator has confirmed in writing that it has automated connectivity necessary to provide the services and (ii) the digital asset is not a Privacy Coin, a non-fungible token, a decentralized finance (“DeFi”) token (unless the Administrator confirms its operational ability to support such DeFi token), or a token that is commonly associated with illegal or illicit activity. “Privacy Coin” means a digital asset that use privacy-enhancing techniques to limit the traceability of transactions through obfuscating the originator, beneficiary and transfer amounts. Notwithstanding anything to the contrary herein, the Administrator will not provide services with respect to Digital Assets unless the forgoing conditions are met with respect to such assets.

The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

The Administrator shall cooperate with the Trust’s (and each Fund’s) independent public accountants and shall provide such information, as may be reasonably requested by the Trust, on behalf of a Fund, to such accountants for the expression of their opinion.

6.	Compensation of Administrator; Expense Reimbursement; Trust Expenses

The Administrator shall be entitled to the reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Trust on behalf of each applicable Fund and the Administrator. The fees are accrued daily and billed monthly. In the event of a termination of this Agreement with respect to a Fund pursuant to Section 13 before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period.

The Trust, on behalf of the applicable Fund(s), agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Fund(s) through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the behalf of the Fund(s) at its or their prior express written request or with the prior written consent of such Fund(s).

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The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. For the avoidance of doubt, Trust expenses not assumed by the Administrator include, but are not limited to, to the extent applicable: organizational expenses; cost of services of independent accountants and outside legal and tax counsel retained by the Trust (including such counsel’s review of the Registration Statement, any proxy materials, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; the salary and expenses of any officer, director\trustee or employee of the Trust; costs of Preparation, printing, distribution and mailing, as applicable, of the Registration Statement and any amendments and supplements thereto and shareholder reports; cost of preparation and filing of the Trust’s tax returns, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Fund(s)’ net asset value.

7.	Instructions and Advice

At any time, the Administrator may apply to any officer of the Trust or his or her designee for instructions or the independent accountants for the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall be entitled to rely on and may act upon advice of counsel for the Trust on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Administrator shall not be liable, and shall be indemnified by the Trust, for any action reasonably taken or omitted by it in good faith, in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the person or persons on the current list of authorized persons as provided or agreed to by the Trust in writing and as may be amended from time to time (each, an “Authorized Person”), including without limitation any written confirmation received from the Trust, the Sponsor or any other Authorized Person as to the delivery by an Authorized Participant of required Digital Assets determined to be sufficient for the related issuance of Creation Units. The Administrator shall not be held to have notice of any change of authority of any Authorized Person absent actual notice or receipt of written notice thereof from the Trust. Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice.

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8.	Limitation of Liability and Indemnification

The Administrator will at all times exercise the reasonable care and diligence expected of a professional provider of fund administration services to exchange-traded funds, and will act in good faith and in accordance with generally applicable industry standards and practices in the performance of its duties and obligations under this Agreement. Subject to the limitations and exclusions of liability in this Agreement, the Administrator will be liable for all direct losses, damages, claims, costs, expenses or other liabilities (including reasonable attorneys’ fees and other litigation expenses)(“Losses”) suffered or incurred by the Trust or any Fund to the extent such Losses are caused by the negligence, bad faith, willful default or misconduct, or fraud of the Administrator in the performance of its duties and obligations under this Agreement. The parties agree that “negligence” will mean a breach by the Administrator of its obligation to exercise the standard of care described above.

The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 14, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust or any Fund insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust or Fund by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust. In any event, the Administrator’s total aggregate liability for each calendar year with respect to the services provided pursuant to this Agreement for all liability or losses, regardless of the form of action or legal theory, shall be limited to the total fees (excluding expenses) received by the Administrator under this Agreement during the preceding 12-month period.

Neither party shall be liable to the other party for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages.

Neither party shall be responsible or liable for losses arising by reason of any failure or delay in performance of its obligations under this Agreement due to or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption, except in the case of the Administrator, to the extent that such losses are attributable to its breach of its business continuity obligations under this Agreement.

It is expressly acknowledged and agreed that the obligations of the Trust and the Funds under this Agreement are not binding on any of the trustees, officers, employees, agents or shareholders of the Trust and the Funds individually, but bind only the property of the relevant Fund and no other Fund of the Trust. The Administrator agrees to look solely to the assets of the applicable Fund for the satisfaction of any liability in respect of the Fund under this Agreement.

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The Trust agrees and understands that Digital Assets are new forms of assets, that the law regarding their ownership, taxation, custody, and transfer is developing and uncertain, and that such assets pose certain risks that are not present in the case of more traditional asset classes. The Trust further agrees and understands that the Administrator will have no responsibility for any additional obligations hereafter imposed on the Trust or the Sponsor or the Administrator as administrative agent to the Trust as a result of changes in the tax or other applicable law as they apply to Digital Assets, except as may be agreed to in writing by the parties.

Notwithstanding any other terms in this Agreement, the Administrator shall have no obligation to provide services under this Agreement with respect to any new asset class or asset types, including Digital Assets, unless such assets have been previously approved in writing by the Administrator, which writing in the case of Digital Assets must include specific reference to such assets on Schedule B. The Administrator shall have no liability for any loss, liability, claim or expense related to the servicing of any asset class or asset type acquired by the Trust, including the failure or refusal of the Administrator to account for or incorporate such assets as part of the services provided hereunder, unless the Administrator has expressly approved in writing the servicing of such asset class or asset type in advance.

The Trust shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust or upon reasonable reliance on information or records given or made by the Trust or its sponsor, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers, employees or agents resulting from or relating to its or their own negligence, bad faith, fraud or willful misconduct by the Administrator, its officers, employees or agents of the Administrator’s duties under this Agreement. The Administrator shall not be held to have notice of any change of authority of any authorized person absent actual notice or receipt of written notice thereof from the Trust. Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice.

The limitations of liability and indemnifications described shall survive the termination of this Agreement.

9.	Confidentiality

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 10 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the

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Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Administrator or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Trust shall be permitted to disclose the identity of the Administrator as a service provider, file a copy of this Agreement as an exhibit to the Registration Statement or otherwise as required by law, rule or regulation, and disclose such other information as may be required in the Registration Statement or other offering documents, or as may otherwise be required by applicable law, rule, or regulation. The undertakings and obligations contained in this Section 9 shall survive the termination of this Agreement.

10.	Use of Data

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Administrator (which term for purposes of this Section 10 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trust or Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Administrator or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management, except that confidential information of the Trust shall not be shared other than in accordance with Section 9 of this Agreement.

(b) Subject to paragraph (d) below, the Administrator and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Trust and the Administrator or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Trust to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Administrator and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Trust or any Fund, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Administrator publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.

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(c) The Trust acknowledged that the Administrator may seek to realize economic benefit from the publication or distribution of the Indicators.

(d) Except as expressly contemplated by this Agreement, nothing in this Section 10 shall limit the confidentiality and data-protection obligations of the Administrator and its Affiliates under this Agreement and applicable law. The Administrator shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 10 to comply at all times with confidentiality and data use and protection provisions of this Agreement as if it were a party to this Agreement.

11.	Compliance with Governmental Rules and Regulations; Records

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

The Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 13. The Administrator further agrees that all records that it maintains for the Trust pursuant to the section will be preserved in compliance with the Administrator’s policies unless any such records are earlier surrendered as provided above. The Administrator further agrees that it shall keep all books and records with respect to the services to be performed by the Administrator hereunder in the form and manner required by Regulation S-K and Regulation S-X under the Securities Act of 1933, Section 31 of the Investment Company Act of 1940 and the rules thereunder, as if the Trust was subject to such requirements. Records may be surrendered in either written or machine-readable form, at the option of the Administrator. In the event that the Administrator is requested or authorized by the Trust, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce the records of the Trust or the Administrator’s personnel as witnesses or deponents, the Trust agrees to pay the Administrator for the Administrator’s time and expenses, as well as the reasonable fees and expenses of the Administrator’s counsel incurred in such production.

12.	Services Not Exclusive

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

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13.	Effective Period and Termination

This Agreement shall remain in full force and effect for an initial term ending three years after the Effective Date (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive 1-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may also terminate this Agreement upon sixty (60) days’ written notice: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to the Trust or any Fund, the Trust or applicable Fund shall pay Administrator its compensation due for services performed under this Agreement and shall reimburse Administrator for its costs, expenses and disbursements.

In the event of: (i) the Trust’s termination of this Agreement with respect to the Trust or its Fund(s) for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Administrator is not retained to continue providing services hereunder to the Trust or a Fund (or its respective successor), the Trust or applicable Fund shall pay the Administrator its compensation due for services performed under this Agreement through the end of the then-current term (based upon the average monthly compensation previously earned by Administrator with respect to the Trust or such Fund) and shall reimburse the Administrator for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Administrator will deliver the Trust’s or such Fund’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of the Trust or a Fund and distribution of the Trust’s or such Fund’s assets, (b) a merger of the Trust or a Fund into, or the consolidation of the Trust or a Fund with, another entity, or (c) the sale by the Trust or a Fund of all, or substantially all, of the Trust’s or Fund’s assets to another entity, in each of (b) and (c) where the Administrator is retained to continue providing services to the Trust or such Fund (or its respective successor).

Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Fund.

14.	Delegation

a.,	The Administrator shall have the right, without the consent or approval of the Trust, and subject to the Administrator’s commercially reasonable diligence and oversight, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services stated herein other than services required by applicable law to be performed by the Administrator (each, a “Delegate” and collectively, the “Delegates”). The Administrator shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Administrator had provided such services and committed such acts and omissions itself. The Administrator shall be responsible for the compensation of its Delegates.

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b.,	The Administrator will provide the Trust with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Administrator that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Trust may reasonably request from time to time.

c.,	Nothing in this Section 14 shall limit or restrict the Administrator’s right to use Delegates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement that do not constitute services.

15.	Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Administrator and the Trust on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Trust’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of the Agreement.

16.	Notices

Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, email, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

If to the Trust:

c/o Krane Funds Advisors, LLC

280 Park Avenue, 32nd Floor

New York, New York 10017

Attn: David Adelman

Telephone: 646-293-0930

Facsimile: 212-313-9410

Email: compliance@kraneshares.com; david.adelman@kraneshares.com

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If to the Administrator:

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114

Attention: Andrea Sharp

Telephone: (916) 319-6688

Email: andrea.sharp@statestreet.com

with a copy to:

State Street Bank and Trust Company

Legal Division – Institutional Services Americas

One Congress Street

Boston, MA 02114-2016

Attention: Senior Vice President and Senior Managing Counsel

17.	Amendment

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.	Assignment

This Agreement may not be assigned by (a) the Trust without the written consent of the Administrator or (b) the Administrator without the written consent of the Trust, except that the Administrator may assign this Agreement to a successor of all or a substantially all of its business, or to an affiliate of the Administrator with written notice to the Trust.

19.	Successors

This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

20.	Data Protection

The Administrator shall implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s shareholders, employees, directors and/or officers that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. This provision shall survive termination or expiration of the Agreement for so long as the Administrator continues to possess or have access to personal information related to the Trust, including any Fund.

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Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public. The Administrator will maintain commercially reasonable information security systems and controls that are designed to (i) maintain the security and confidentiality of the Trust’s data, (ii) protect against any anticipated threats or hazards to the security or integrity of the Trust’s data, including appropriate measures designed to meet legal and regulatory requirements applying to the Administrator; and (iii) protect against unauthorized access to or use of the Trust’s data.

The Administrator will retain a firm of independent auditors to perform an annual review of certain internal controls and procedures employed by the Administrator in the provision of the services and issue a standard System and Organization Controls 1 or equivalent report based on such review. The Administrator will provide a copy of the report to the Trust upon request.

The Administrator will at all times employ a current version of one of the leading commercially available virus detection software programs to test the hardware and software applications used by it to deliver the services for the presence of any computer code designed to disrupt, disable, harm, or otherwise impede operation.

21.	Entire Agreement

This Agreement, including any schedules, exhibits, attachments, side letters or amendments hereto constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

22.	Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.

23.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

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24.	Governing Law

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws rules.

25.	Reproduction of Documents

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

KRANESHARES CRYPTO TRUST

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

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ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

KraneShares Coinbase 50 Index ETF

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ADMINISTRATION AGREEMENT

Schedule B

List of Services

I.	Fund Administration Treasury Services as described in Schedule B1 attached hereto; and

II.	Fund Accounting Services as described in Schedule B2 attached hereto.

For the avoidance of doubt, to the extent a Trust holds Digital Assets, the Administrator will provide the above services only with respect to the specific Digital Assets held by the Trust listed below:

[note: list to be confirmed, bracketed info to be completed]

●	Bitcoin (including any future native asset of the bitcoin protocol or fork thereof) (BTC);

●	Ethereum (including any future native asset of the ethereum protocol or fork thereof) (ETH);

●	XRP (including any future native asset of the XRP protocol or fork thereof) (XRP);

●	Solana (including any future native asset of the Solana protocol or fork thereof) (SOL)

●	Dogecoin (including any future native asset of the [ ] protocol or fork thereof) (DOGE)

●	Litecoin (including any future native asset of the Solana protocol or fork thereof) (LTC)

●	Polkadot (including any future native asset of the Solana protocol or fork thereof) (DOT)

●	Cardano (including any future native asset of the Cardano protocol or fork thereof) (ADA);

●	Chainlink ((including any future native asset of the [ ] protocol or fork thereof) (LINK);

●	Bitcoin Cash (including any future native asset of the [ ] protocol or fork thereof) (BCH);

●	Stellar Lumen (including any future native asset of the [ ] protocol or fork thereof) (XLM);

●	Avalanche (including any future native asset of the [ ] protocol or fork thereof) (AVAX) and

●	Shiba Inu (including any future native asset of the [ ] protocol or fork thereof) (SHIB).

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Schedule B1

Fund Administration Treasury Services

a.	Prepare for the review by designated officer(s) of the Trust financial information for financial reports (e.g., financial statements, schedules and notes) required to be included in and filed with the SEC as part of or in connection with the Trust’s (i) annual reports on Form 10-K, quarterly reports on Form 10-Q, annual shareholder reports, and other periodic reports, as required and otherwise mutually agreed upon.

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SCHEDULE B2

Fund Accounting Services

The Administrator shall cooperate with and supply necessary information to any organization appointed by the Sponsor of the Trust to keep the books of account of the Trust and compute the daily net asset value per share of the Trust or, if directed in writing to do so by the Trust, shall itself keep such books of account and compute such net asset value per share of the Trust, as more particularly set forth in the applicable Registration Statement and, as applicable, described below. The Administrator shall transmit the net asset value per share of the Trust to the Sponsor, the Trust’s transfer agent, the Trust’s marketing agent, the Exchange and such other entities as directed in writing by the Trust. If and as so directed, the Administrator shall also calculate daily the net income of the Trust as described in the Trust’s prospectus and shall advise the Trust and the Trust’s transfer agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Trust’s transfer agent periodically of the division of such net income among its various components. If and as so directed, the calculations of the net asset value per share and the daily income of each Trust shall be made at the time or times described from time to time in the Trust’s prospectus.

“Sponsor” means the entity identified by the Trust to the Administrator as the entity having investment responsibility with respect to the Trust, currently Krane Digital Investments, LLC.

“Exchange” means, with respect to each Fund, the national securities exchange on which the Fund is listed, as specified by the Trust to the Administrator in writing.

Books of Account

The Administrator in its role as accounting agent for the Trust shall maintain the books of account of the Trust and each Fund and shall perform its duties, including but not limited to the following, in the manner prescribed by the Trust’s currently effective prospectus, which is part of the Registration Statement of the Fund, or other Governing Document, copies of which have been supplied to the Administrator:

i.	Maintain the books of account in accordance with Generally Accepted Accounting Principles;

ii.	Record general ledger entries;

iii.	Record and reconcile capital stock activity with the transfer agent

iv.	Accrue/calculate daily expenses;

v.	Timely record corporate action events

vi.	Calculate daily income & amortization (including securities lending income, if applicable) designated by the Trust on an Amortization Policy form;

vii.	Capture and reconcile daily activity, including cash and investment balances, to the trial balance and the custodian, including the Trust’s Digital Asset custodian;

viii.	Calculate net asset value; and

ix.	Disseminate NAV’s and other information for accounting data or any information pertaining to the books and records maintained by the Administrator as instructed by an officer of the Trust.

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The Trust shall provide timely prior notice to the Administrator of any modification in the manner in which the calculations set forth above are to be performed as prescribed in any revision to the Trust’s governing document and shall supply the Administrator with certified copies of all amendments and/or supplements to the governing document in a timely manner.

For purposes of calculating the net asset value of each Fund, the Administrator shall value the Fund’s portfolio securities or other assets utilizing prices obtained from sources designated by the Trust or the Sponsor (collectively, the “Authorized Price Sources”) on a Price Source Authorization form, as the same may be amended by mutual written agreement from time to time (the “Price Source Authorization”). The Administrator shall not be responsible for any revisions to calculations methods unless such revisions are communicated in writing to the Administrator.

Reliance on Data

Subject to its standard of care under this Agreement, the Administrator may rely upon the information it receives from the Trust or any authorized third party (including an Authorized Price Source) with respect to portfolio holdings. The Administrator shall have no responsibility to confirm or otherwise verify the accuracy or completeness of any reasonable data supplied to it by or on behalf of the Trust.

With respect to Digital Assets held by a Fund through its Digital Asset custodian, the Administrator will utilize quotes from pricing services approved by the Sponsor, or if such quotes are unavailable (including due to a lack of production by a pricing source or the inability of Administrator systems to consume such information), then obtain such prices from the Sponsor, and in either case, calculate the value of the Fund’s investments in accordance with the applicable valuation policies or guidelines; provided, however, that the Administrator shall not under any circumstances be under a duty to independently price or value any of a Fund’s investments itself or to confirm or validate any information or valuation provided by the Sponsor or any other pricing source, nor shall the Administrator have any liability relating to inaccuracies or otherwise with respect to such information or valuations, subject to the standard of care requirements of the Administrator set forth in this Agreement.

Instructions – Accounting Practices

The Trust shall give timely instructions to the Administrator in regard to matters affecting accounting practices and the Administrator’s performance pursuant to this Agreement.

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